EXHIBIT 10.1.1

AMENDMENT TO OFFER LETTER

This is an amendment to an Offer Letter by and between Edward A. Hjerpe, III (“Mr. Hjerpe”) and the Federal Home Loan Bank of Boston (the “Bank”), dated May 18, 2009.  The Offer Letter and the Amendment shall be referred to as “the Amended Agreement.”

The Offer Letter is hereby modified as set forth below.  All other terms of the Offer Letter remain in full force and effect.

The Offer Letter is hereby amended as follows:

Paragraph 5, line 2, “June 30, 2009” is stricken and “July 1, 2009” is substituted therefor; and

Paragraph 8, line 1, “June 30, 2009” is stricken and “July 1, 2009” is substituted therefor; and

Paragraph 9, third bullet point, “20 paid vacation days (earned on an accrual basis)” is stricken and “22.5 paid vacation days (earned on an accrual basis)” is substituted therefor.

If any provision of the Amended Agreement, or any portion thereof, is found to be invalid, illegal, or unenforceable under any applicable statute, administrative order, or rule of law, then such provisions or portion thereof, shall be deemed omitted, and the validity, legality and enforceability of the remaining provisions of this Amended Agreement shall not in any way be affected or impaired.

Federal Home Loan Bank of Boston

/s/ Edward A. Hjerpe III		/s/ Jan A. Miller
Edward A. Hjerpe, III		Jan A. Miller, Chairman of the Board

Date:	7/3/09	Date:	7/3/09